Exhibit 99.1

PRESS RELEASE

Ooma Acquires 2600Hz, Inc.,

A Leader in Communications Applications

For Service Providers

Sunnyvale, CA – Monday, October 23, 2023 – Ooma, Inc., a smart communications platform for businesses and consumers, today announced that it has acquired 2600Hz, Inc., a leader in modern and flexible business communications applications targeted at resellers and carriers, for approximately $33 million in cash, subject to customary purchase price adjustments. 2600Hz is expected to add approximately $7 million in annual recurring revenue to Ooma.

The transaction was completed on October 20, 2023. The purchase price was partially funded by a new $30 million revolving line of credit facility with Citizens Bank, N.A. Additionally, following the closing, certain former 2600Hz employees who join Ooma will be granted equity awards under Ooma's 2015 Equity Incentive Plan, subject to vesting conditions.

2600Hz (https://www.2600hz.com/) has a global customer base leveraging Kazoo (https://2600hz.org/), its open-source communications solution, and a suite of proprietary applications through open APIs to provide Unified Communications as a Service (UCaaS), Communications Platform as a Service (CPaaS), Call Center as a Service (CCaaS) and AI tools and applications. With the transaction, Ooma takes over the direction and development of 2600Hz’s technology road map and will complement the 2600Hz offerings with Ooma’s proprietary intellectual property to create more powerful, scalable and open communications solutions for the industry.

As a proponent and user of 2600Hz open-source applications for more than ten years, Ooma has extensively integrated its intellectual property with 2600Hz. The acquisition advances Ooma’s integrated business service through the addition of Call Center, CPaaS and AI capabilities. It will also expand Ooma’s customer base to include service providers and resellers utilizing 2600Hz for their bespoke offerings. For 2600Hz, the acquisition will strengthen its solution by leveraging Ooma’s low-cost telecom infrastructure and scale, as well as its mobile, web, desktop and other applications.

“We’re delighted to welcome 2600Hz into the Ooma portfolio of business solutions,” said Eric Stang, chief executive officer of Ooma. “This acquisition is complementary to our strategy to extend our leadership in serving business customers, both directly and now through other service providers, and it is expected to accelerate overall growth of Ooma and the reach of our solutions. We are excited to bring Ooma’s unique engineering expertise to better serve 2600Hz’s customers worldwide.”

Orrick, Herrington & Sutcliffe LLP acted as legal advisor to Ooma, and Beyers Costin Simon PC acted as legal advisor to 2600Hz.

Conference Call Information

Ooma management will hold a conference call to discuss the 2600Hz acquisition today, October 23, at 10:30 am Eastern time. To access the call by phone, please visit https://register.vevent.com/register/BI00518d05a3d14b3b823682e95da583ce to register and receive the dial-in details. To avoid delays, Ooma encourages participants to dial into the conference call ten minutes ahead of the scheduled start time. For webcast listening, please visit Ooma’s Events & Presentations page https://investors.ooma.com/news-events/events-presentation for a link.

Following the call, an archived version of the webcast will be available on the Ooma investor relations site at https://investors.ooma.com for 12 months.

About Ooma, Inc.

Ooma (NYSE: OOMA) creates powerful connected experiences for businesses and consumers, delivered from its smart cloud-based SaaS platform. For businesses of all sizes, Ooma provides advanced voice and collaboration features including messaging, intelligent virtual attendants and videoconferencing to help them run more efficiently. For consumers, Ooma’s residential phone service provides PureVoice HD voice quality, advanced functionality and integration with mobile devices. Learn more at www.ooma.com or www.ooma.ca in Canada.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to the expected benefits of the 2600Hz, Inc. acquisition. These forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Ooma to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and unknown factors include, among others, the retention of the former employees and customers of 2600Hz and the ability of Ooma to successfully integrate the acquired company and to achieve expected benefits from the acquisition. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Ooma’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 filed on April 8, 2023, and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they are made. Ooma undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:

Mike Langberg at Ooma

press@ooma.com

650-566-6693

INVESTOR CONTACT:

Matt Robison at Ooma

ir@ooma.com

650-300-1480

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